UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement [  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[  ] Definitive Information Statement

POSITIVEID CORPORATION

(Name of Registrant as Specified in Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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2)	Aggregate number of securities to which transaction applies:

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5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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POSITIVEID CORPORATION

1690 SOUTH CONGRESS AVENUE, SUITE 201

DELRAY BEACH, FLORIDA 33445

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Stockholders of PositiveID Corporation:

The accompanying Information Statement is being furnished to the holders (“Stockholders”) of shares of the common stock, par value $0.01 per share (“Common Stock”), of PositiveID Corporation, a Delaware corporation (the “Company” or “PositiveID”). The Board of Directors (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you that on April 8, 2016, the Company received written consent in lieu of a meeting of Stockholders (the “Written Consent”) from holders of shares of voting securities representing approximately 71.5% of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) and a unanimous written consent of the Board to approve the following:

●

the granting of discretionary authority to the Board, at any time or times for a period of 12 months after the date of the Written Consent, to adopt an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split at a ratio in the range of 1 for 10 to 1 for 50, such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split (the “Reverse Stock Split”); and

●	authorization to adopt an amendment to the Company’s Certificate of Incorporation to reduce the par value of the Company’s common stock from $0.01 per share to $0.001 per share (the “Change in Par Value”).

The Reverse Stock Split and Change in Par Value (collectively the “Actions” or “Amendment”) are more fully described in the accompanying Information Statement. The Written Consent was in accordance with the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power of the Company’s stockholders to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission thereunder, solely for the purpose of informing our Stockholders of the actions taken by the Written Consent before they become effective.

We are furnishing this Information Statement to Stockholders in satisfaction of the notice requirement under Section 228 of the Delaware General Corporation Law (“DGCL”). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents are afforded to Stockholders as a result of the approval of the Reverse Stock Split and Change in Par Value.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the Reverse Stock Split and Change in Par Value can become effective is twenty (20) calendar days after this Information Statement is first sent or given to the Stockholders. In addition, the Reverse Stock Split and Change in Par Value will not become effective until we file the Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware after the twenty calendar day period has elapsed. A form of the Amendment is attached to this Information Statement as Annex A.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT [       ], 2016. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

[ ], 2016
William J. Caragol Chairman of the Board of Directors Chief Executive Officer

POSITIVEID CORPORATION

1690 SOUTH CONGRESS AVENUE, SUITE 201

DELRAY BEACH, FLORIDA 33445

INFORMATION STATEMENT

[                 ], 2016

Action by Written Consent of Majority Stockholders

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to PositiveID Corporation, a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is being furnished by the Board of Directors of the Company (the “Board”), to inform the holders (“Stockholders”) of common stock, par value $0.01 per share (the “Common Stock”), as of April 6, 2016, of action already approved by written consent (the “Written Consent”) of the majority stockholders (the “Majority Stockholders”) on April 8, 2016.

Action by Written Consent

The following actions were approved by the Majority Stockholders pursuant to the Written Consent, in lieu of a special meeting:

●

the granting of discretionary authority to the Board, at any time or times for a period of 12 months after the date of the Written Consent, to adopt an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split at a ratio in the range of 1 for 10 to 1 for 50, such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split (the “Reverse Stock Split”); and

●	authorization to adopt an amendment to the Company’s Certificate of Incorporation to reduce the par value of the Company’s common stock from $0.01 per share to $0.001 per share (the “Change in Par Value”).

This Information Statement is being furnished to all of our Stockholders in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our Stockholders of the Actions taken by the Written Consent before they become effective.

The Board has fixed the close of business on April 6, 2016, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement. This Information Statement will be mailed on or about [ ], 2016 to Stockholders of Record as of the Record Date.

Pursuant to the Written Consent, the Majority Stockholders approved the Reverse Stock Split and Change in Par Value (collectively, the “Actions” or “Amendment”).

The Actions were unanimously approved by our Board on April 8, 2016.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the Majority Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

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ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

This Information Statement is being furnished to you pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, to notify our Stockholders of certain corporate actions taken by the Majority Stockholders pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Stockholders to reduce the costs and implement the Actions in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date is entitled to notice of the Actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Actions?

As of the Record Date, there were 498,984,053 shares of our Common Stock issued and outstanding, 2,025 shares of Series I Preferred Stock, which are convertible into 84,836,264 shares of common stock, issued and outstanding (the “Series I Conversion Shares”), and 125 shares of Series J Preferred Stock issued and outstanding. The Series J Preferred Stock does not have voting rights. As each Series I Conversion Share has the equivalent of 25 votes on each matter submitted to stockholders, the holders of the Series I Preferred Stock have control of 2,120,906,602 voting shares.

Our majority stockholders consist of our CEO, acting CFO and Chairman, William J. Caragol, our President, Lyle L. Probst, and our three non-employee directors, Jeffrey Cobb, Michael Krawitz, and Ned L. Siegel (collectively, the “Majority Stockholders”). As of the Record Date, the Majority Stockholders held 4,673,390 shares of our common stock, par value $0.01 per share (the “Common Stock”), and 1,975 shares of our Series I Preferred Stock, par value $0.01 per share (the “Series I Preferred Stock”). As detailed on this page, the Majority Stockholders’ holdings represent approximately 71.5% of the total outstanding voting shares.

Accordingly, the total aggregate amount of shares entitled to vote regarding the approval of the Reverse Stock Split and Change in Par Value is 2,619,890,654. Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or at least 1,309,945,328 votes, are required to approve the Actions by written consent. The Majority Stockholders, which hold in the aggregate 1,872,838,854 shares entitled to vote (and therefore having 71.5% of the total voting power of all outstanding voting capital), have voted in favor of the Actions thereby satisfying the requirement that at least a majority of the voting equity vote in favor of a corporate action by written consent. Therefore, no other stockholder consents will be obtained in connection with this Information Statement.

Series I Convertible Preferred Stock

On September 30, 2013, the Company issued 413 shares of Series I Preferred Stock to the Majority Stockholders and one other executive. On December 31, 2013 and January 14, 2014, an additional 587 shares of Series I were issued for 2013 and 2014 management and director compensation. On January 12, 2015, an additional 625 shares of Series I were issued for 2014 management incentive compensation and 2015 director compensation as well as compensation to one consultant. On December 22, 2015, an additional 400 shares of Series I were issued for 2016 management and director equity compensation. Each of the Series I preferred is convertible into the Company’s Common Stock, at stated value plus accrued dividends, at the closing bid price on the issuance date, any time at the option of the holder and by the Company in the event that the Company’s closing stock price exceeds 400% of the conversion price for 20 consecutive trading days. The Series I Preferred Stock has voting rights equivalent to 25 votes per common share equivalent. As of the Record Date, there were 2,025 shares of Series I Preferred Stock outstanding which means there are 84,836,264 Series I Conversion Shares outstanding and entitled to vote at the Special Meeting. As each Series I Conversion Share has the equivalent of 25 votes on each matter submitted to stockholders, there are a total of 2,120,906,602 voting shares held by the holders of the Series I Conversion Shares.

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Series J Convertible Preferred Stock

On October 21, 2015, the Company entered into an agreement to acquire all of the outstanding capital stock of Thermomedics, Inc., a Nevada corporation (“Thermomedics”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) by and between PositiveID and Sanomedics Inc., a Delaware corporation (“Seller”), the shareholder of Thermomedics (collectively the “Acquisition”). On December 4, 2015, PositiveID entered into a First Amendment to the Stock Purchase Agreement.

Upon the closing of the Acquisition, the Company shall issue 125 shares of Series J Convertible Preferred Stock of PositiveID. As of the Record Date the shares are convertible into 10,080,645 of common stock. The closing of the transaction contemplated by the Purchase Agreement, as amended, is expected to occur in the second quarter of 2016 pending the satisfaction by Seller of certain closing conditions.

An additional earn-out payment (the “2016 Earn-Out Payment”) may be earned by the Seller for the fiscal year that will end on December 31, 2016. Such 2016 Earn-Out Payment, if any, will consist of up to 563 shares of Series J Convertible Preferred Stock. Such sum will be due within 90 days of the preparation of the Company 2016 Statement of Operations.

An additional earn-out payment (the “2017 Earn-Out Payment”) may be earned by the Seller for the fiscal year that will end on December 31, 2017. Such 2017 Earn-Out Payment, if any, will consist of up to 563 shares of Series J Convertible Preferred Stock. Such sum will be due within 90 days of the preparation of the Company 2017 Statement of Operations.

Approximately 155 days after the closing, Sanomedics will receive up to 100 shares of Series J Convertible Preferred Stock if the Final Closing Net Working Capital is higher than the Initial Net Working Capital, then promptly following the Determination Date, and in any event within five (5) Business Days of the Determination Date, the parties shall cause the Escrow Agent to release to Seller, an amount in shares of Preferred Stock equal to the amount by which the Final Closing Net Working Capital exceeds the Initial Net Working Capital; provided that, in no event shall more than 100 shares of Preferred Stock be issued to Seller.

Until the one-year anniversary of the date of closing, 25 shares of Series J Convertible Preferred Stock will be held back for purposes of potential indemnification of the Company. If no indemnification claims are made, then the 25 shares will be given to the Seller on the one year anniversary of the date of closing.

The Series J Convertible Preferred Stock has 1,700 shares designated and an initial liquidation, or stated, value of $1,000 per share (“Stated Value”). The Stated Value will not be subject to increase without the consent of the holders (each a “Holder” and collectively, the “Holders”) of a majority of the outstanding shares of Series J Convertible Preferred Stock.

Shares of Series J Convertible Preferred Stock are non-voting on any matters requiring shareholder vote and are not entitled to dividends.

At any time after the date of the issuance of shares of Series J Convertible Preferred Stock (each respectively an “Issuance Date”), the Corporation will have the right, at the Corporation’s option, to redeem all or any portion of the shares of Series J Convertible Preferred Stock at a price per share equal to 100% of the Stated Value of the shares being redeemed.

To convert the shares of the Series J Convertible Preferred Stock into shares of Common Stock on any date following the six month anniversary of the Issuance Date (the “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver) for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion (the “Conversion Notice”) to the Corporation’s designated transfer agent (the “Transfer Agent”) with a copy thereto to the Corporation and (b) surrender to a common carrier for delivery to the Transfer Agent at such time the original certificates representing the shares of the Series J Convertible Preferred Stock being converted (or a letter attesting to their loss, theft or destruction with respect to such shares in the case of their loss, theft or destruction) (the “Series J Certificate”), duly endorsed for transfer. Any conversion will be limited by: (i) Holder may not make more than one conversion every five Trading Days, and (ii) the amount of Conversion Shares at any conversion may not be more than the Conversion Limit (as defined in the Series J Convertible Preferred Stock Certificate of Designation).

The following table sets forth the name of the Majority Stockholders, the number of shares of Common Stock held by the Majority Stockholders, the total number of votes that the Majority Stockholders voted in favor of the Actions (each share of Common Stock held entitles the holder to one vote), and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof:

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	Number of shares of Common Stock/Series I Preferred Stock held by such Stockholder
Name of Majority Stockholders	Common Stock	Series I Preferred Stock	Series I on an as- Converted Basis	Votes of Series I on an as- Converted Basis	Number of Votes that Voted in Favor of the Actions	Percentage of Voting Equity that Voted in Favor of the Actions
William J. Caragol	2,233,416	956	40,350,667	1,008,766,678	1,011,000,094	38.6%
Lyle L. Probst	611,298	415	18,019,206	450,480,139	451,091,437	17.2%
Jeffrey Cobb	574,800	138	5,569,487	139,237,177	139,811,977	5.3%
Michael Krawitz	622,800	151	5,985,151	149,628,768	150,251,568	5.7%
Ned L. Siegel	631,076	114	4,802,108	120,052,702	120,683,778	4.6%
Total	4,673,390	1,774	74,726,619	1,868,165,464	1,872,838,854	71.5%

Do I have appraisal rights?

Neither the DGCL nor our Certificate of Incorporation or bylaws provide our Stockholders with appraisal rights in connection with any of the Actions discussed in this Information Statement.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

ACTION I – REVERSE STOCK SPLIT

APPROVAL OF THE GRANTING OF DISCRETIONARY AUTHORITY TO THE BOARD, AT ANY TIME OR TIMES FOR A PERIOD OF 12 MONTHS AFTER THE DATE OF THE WRITTEN CONSENT, TO ADOPT AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT AT A RATIO IN THE RANGE OF 1 FOR 10 TO 1 FOR 50, SUCH RATIO TO BE DETERMINED BY THE BOARD, OR TO DETERMINE NOT TO PROCEED WITH THE REVERSE STOCK SPLIT

The Board approved a resolution to adopt an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock at any time or times during the next 12 months at a ratio in the range of 1:10 to 1:50, such ratio to be determined by the Board (the “Reverse Stock Split”).

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE TREATMENT OF FRACTIONAL SHARES, AS EXPLAINED BELOW UNDER THE CAPTION “FRACTIONAL SHARES.”

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING STOCKHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED.

Reasons for Reverse Stock Split

The Board believes it is in the best interests of the Company and its Stockholders to have the authority, in their discretion, to effect a reverse stock split to reduce the number of issued and outstanding shares. Immediately following the completion of the reverse stock split, the number of shares of PositiveID common stock issued and outstanding or held in treasury would be reduced proportionately based on the reverse stock split ratio of 1-for-10 to 1-for-50, as determined by the Board of Directors. A reverse stock split by a publicly traded company reduces the number of shares outstanding, but leaves the market capitalization of the company the same, which results in an increase in the price per share of the company’s stock. Put another way, after a reverse stock split, the enterprise value of the company is spread over fewer shares and so the per share price of the stock will be higher.

The Board of Directors believes implementing a reverse stock split is likely to increase the market price for PositiveID common stock as fewer shares will be outstanding. The Board of Directors further believes that the increased market price of PositiveID common stock expected as a result of implementing the reverse stock split may improve marketability and liquidity of PositiveID common stock and encourage interest and trading in PositiveID common stock. The Reverse Stock Split would decrease the number of outstanding shares but not the number of authorized shares. This Action is not being made in connection with any going- private transaction, nor does management currently have any intention to effectuate the privatization of the Company. There can be no assurance that the reverse stock split will result in the benefits described above. The Company cannot assure you that the reverse stock split will not further adversely impact the market price of the Company’s common stock.

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Implementation and Effects of the Reverse Stock Split

If the Board elects to implement the Reverse Stock Split, which the Board may choose not to do at its discretion, the Reverse Stock Split would have the following effects:

●	the number of shares of the Company’s Common Stock owned by each Stockholder will automatically be reduced proportionately based on the reverse stock split ratio determined by the Board;

●	a proportionate adjustment will be made to the par value of the Company’s Common Stock, such that the stated value of the Company’s capital will be reduced;

●	the number of shares of the Company’s Common Stock issued and outstanding will be reduced proportionately;

●	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Company’s Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split;

●	a proportionate adjustment will be made to the per share conversion price under the terms of the Company’s outstanding convertible promissory notes, Series I Preferred Stock and Series J Preferred Stock.

The table set forth below illustrates the Company’s hypothetical capitalization subsequent to reverse stock splits in varying ratios with the ratio of 1-for-50 being the maximum ratio which may be effectuated by the Board pursuant to the Written Consent. This hypothetical model is based on the total number of shares issued and outstanding as of the Record Date and gives effect to the Reverse Stock Split, as well as shares of common stock issued and outstanding and issuable upon the conversion/exercise of notes payable, options and warrants.

Hypothetical Reverse Stock Split Ratio		Shares of common stock issued and outstanding following Reverse Stock Split	Shares of common stock issued and outstanding and issuable upon the conversion/exercise of notes payable, options and warrants	Shares of common stock available for future issuance following Reverse Stock Split
1:	10	49,898,405	156,905,288	3,738,094,712
1:	30	16,632,802	52,301,763	3,842,698,237
1:	50	9,979,681	31,381,058	3,863,618,942

The Reverse Stock Split will be effected simultaneously for all of the Company’s Common Stock and the reverse split ratio will be the same for all of the Company’s Common Stock. The Reverse Stock Split will affect all of the Company’s Stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of the Company’s stockholders owning a fractional share. As described below, Stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer shares than the to-be-determined reverse split ratio, however that is not the purpose for which the Company is effecting the Reverse Stock Split. The Company will continue to be subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended.

The Company’s Board of Directors may decide not to proceed with the Reverse Stock Split for various reasons including general stock market/business conditions.

Potential for Significant Dilution of Equity Interest

The Reverse Stock Split will not affect the rights of Stockholders or any Stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares. At this time the Company has no plans to issue such additional shares, other than (i) as required for existing and additional financings, (ii) for conversion of the Series I Preferred Stock, (iii) for conversion of the Series J Preferred Stock, and (iv) as compensation and incentives to employees and directors under the Company’s existing stock incentive plans and other arrangements that may be undertaken.

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The future issuance of such authorized shares may have the effect of diluting the company’s earnings per share and book value per share, as well as the stock ownership and voting rights of the current holders of outstanding shares of the Company’s common stock. The effective increase in the number of authorized but unissued shares of the Company’s Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or By-laws.

Fractional Shares

No scrip or fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of the Company’s common stock not evenly divisible by the reverse split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s common stock on the effective date of the reverse stock split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Authorized Shares

As of the Record Date, we currently have 3,895,000,000 shares of Common Stock authorized, 498,984,053 shares of our common stock issued and outstanding, 79,386,288 shares of our common stock reserved for issuance pursuant to stock option agreements and warrants, and 1,624,944,087 shares reserved for the conversion of notes payable. As a result of the reverse stock split, the number of shares remaining available for future issuance under the Company’s authorized pool of common stock would increase. In addition, the Company will continue to have 4,995,800 authorized but unissued and undesignated shares of preferred stock.

These authorized but unissued shares of common and preferred stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of businesses or assets and sales of stock or securities convertible into common stock. The Company believes that the availability of the authorized but unissued shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Company’s common stock may be diluted. Also, if the Company issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of its common stock.

Other Effects on Issued and Outstanding Shares

If the Reverse Stock Split is implemented, the rights and preferences of the issued and outstanding shares of the Company’s common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

In addition, the Reverse Stock Split would result in some stockholders owing “odd-lots” of fewer than 100 shares of the Company’s common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Board chooses to effect the Reverse Stock Split, it would be implemented by filing a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective at the time specified in the Certificate of Amendment, which will most likely be immediately after the filing of the Certificate of Amendment and which the Company refers to as the “effective time.” Beginning at the effective time, each certificate representing shares of the Company’s common stock before the reverse stock split will automatically be deemed for all corporate purposes to evidence ownership based on the reverse stock split ratio, not to exceed a ratio of 1-for-50 shares of the Company’s common stock after the Reverse Stock Split. All shares issuable upon exercise or conversion of outstanding convertible promissory notes, stock options, warrants, Series I Preferred Stock, Series J Preferred Stock, or other securities will automatically be adjusted.

As soon as practicable after the effective time, stockholders will be notified that the Reverse Stock Split has been effected. The Company expects that its transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

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No Dissenters’ Rights

Under the DGCL, the Company’s Stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and the Company will not independently provide Stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of our common stock held by our Stockholders before the Reverse Stock Split were, and the shares of our common stock held after the Reverse Stock Split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each stockholder is urged to consult with such Stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Other than the cash payments for fractional shares discussed below, no gain or loss will be recognized by a Stockholder upon such Stockholder’s exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of the Company’s Common Stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the Stockholder’s aggregate tax basis in the shares of our Common Stock exchanged therefor. In general, Stockholders who receive cash instead of their fractional share interests in the shares of our Common Stock as a result of the Reverse Stock split will recognize a gain or loss based on their adjusted basis in the fractional share interests redeemed. The Stockholder’s holding period for the shares of our Common Stock after the Reverse Stock Split will include the period during which the Stockholder held the shares of our Common Stock surrendered in the Reverse Stock Split.

This summary of certain material United States federal income tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service, the Company or the courts. Accordingly, each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

ACTION II – CHANGE IN PAR VALUE

APPROVAL TO ADOPT AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REDUCE THE PAR VALUE OF THE COMPANY’S COMMON STOCK FROM $0.01 PER SHARE TO $0.001 PER SHARE

The Board approved a resolution to adopt an amendment to the Company’s Certificate of Incorporation to reduce the par value of the Company’s common stock from $0.01 per share to $0.001 per share.

Reason for the Change in Par Value

The Board of Directors has determined that in order to possibly result in a favorable impact on the amount of annual franchise taxes that the Company is obligated to pay, that it was beneficial to reduce the par value of the Company’s common stock from $0.01 per share to $0.001 per share. Delaware franchise taxes are based on a formula that takes into account par value per share in the calculation of taxes due.

Amended Certificate of Incorporation

The common stock par value will be changed by amendment to Article Four of our Certificate of Incorporation. A copy of the proposed amendment to our Certificate of Incorporation is attached to this proxy statement as Annex A.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action by Written Consent,” the Board and Majority Stockholders of the Company further approved the Amendment. The Company’s officers hold preferred shares that give them voting control of the Company.

As of April 6, 2016 our officers, directors and management (in addition to the five people who make up the Majority Stockholders, this includes Allison Tomek, our Senior Vice President of Corporate Development, and Kimothy Smith, our Chief Technology Advisor) have an aggregate of 2,125,877,956 votes on any matter brought to a vote of the holders of our common stock, or up to 81.1% of the total vote, including an aggregate 2,120,906,602 votes, or up to 81.0% of the total vote, through the ownership of Series I Preferred Stock. As a result, our officers, directors, and management have voting control over the 2,619,890,654 of the outstanding voting shares of the Company.

Except the foregoing and disclosed elsewhere in this Information Statement, since January 1, 2016, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Security Ownership Of Certain Beneficial Owners And Management.”

OUTSTANDING VOTING SECURITIES

As of the Record Date related to the Written Consent, the Company had 498,984,053 shares of Common Stock issued and outstanding, and there were 2,025 shares of Series I Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Each share of Series I Preferred stock is entitled to 25 votes for each share of common stock that the Series I Preferred stock is convertible into, which is the equivalent of 2,120,906,602 votes as of the Record Date.

On April 8, 2016, the holders of 71.5% of the voting rights, equivalent to 1,872,838,854 voting shares (including shares of our Series I Preferred Stock on an as-converted basis), executed and delivered to the Company the Written Consent approving the Actions set forth herein. Since the Actions have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company’s certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our common stock as of April 6, 2016 by:

●	each of our directors;

●	each of our named executive officers;

●	all of our executive officers and directors as a group; and

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown opposite such person’s name. The percentage of beneficial ownership is based on 498,984,053 shares of our common stock outstanding as of the Record Date. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o PositiveID Corporation, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. Including the voting rights associated with the Company’s 1,975 shares of Series I Preferred Stock, the named executive officers and directors have the right to 1,872,838,854 votes. The percentage of voting rights in the table below assumes that all Series I shares held by directors and named officers are voted in any instance requiring stockholder vote.

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The beneficial owners of all issued shares have voting rights over such shares, whether or not such owners have dispositive powers with respect to the shares, and such shares are included in each person’s beneficial ownership amount. For the avoidance of doubt, if a beneficial owner does not have dispositive powers with respect to certain shares, each such person maintains voting control over these shares, and such shares are included in the determination the person’s beneficial ownership amount.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Outstanding Shares (%)	Percent of Voting Rights (%)
Five Percent Stockholders:
William J. Caragol (1)	42,584,083	7.9%	38.6%

Named Executive Officers and Directors:
William J. Caragol (1)	42,584,083	7.9%	38.6%
Lyle L. Probst (2)	18,655,504	3.6%	17.2%
Jeffrey S. Cobb (3)	6,182,037	1.2%	5.3%
Michael E. Krawitz (4)	6,643,951	1.3%	5.7%
Ned L. Siegel (5)	5,469,184	1.1%	4.6%
Executive Officers and Directors as a group (5 persons) (6)	79,534,759	13.9%	71.5%

(1)	Mr. Caragol beneficially owns 42,584,083 shares which include 2,233,416 shares of common stock directly owned by Mr. Caragol. Mr. Caragol has sole voting power over 2,233,416 shares of our common stock. Mr. Caragol has sole dispositive power over 394,500 shares of our common stock. Mr. Caragol lacks dispositive power over 1,838,916 shares which are restricted as to transfer until January 1, 2018. Mr. Caragol owns 956 shares of Series I preferred stock, which may convert to 40,350,667 shares of common stock. The Series I preferred stock vests on January 1, 2018. On January 7, 2016, Mr. Caragol was granted 25,000,000 stock options, which vest: (i) 8,500,000 on January 1, 2017; (ii) 8,250,000 on January 1, 2018; (iii) 8,250,000 on January 1, 2019. Those shares are not included in the table above.

(2)	Includes 611,298 shares of our common stock and 25,000 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 24, 2016. Mr. Probst lacks dispositive power over 244,631 shares, which are restricted until January 1, 2018. Mr. Probst owns 415 shares of Series I preferred stock, which may convert to 18,019,206 shares of common stock. The Series I preferred stock vests on January 1, 2018. On January 7, 2016, Mr. Probst was granted 15,000,000 stock options, which vest: (i) 5,100,000 on January 1, 2017; (ii) 4,950,000 on January 1, 2018; (iii) 4,950,000 on January 1, 2019. Those shares are not included in the table above.

(3)	Includes 574,800 shares of our common stock and 37,750 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 24, 2016. Mr. Cobb lacks dispositive power over 60,000 shares, which are restricted until January 1, 2018. Mr. Cobb owns 138 shares of Series I preferred stock, which may convert to 5,569,487 shares of common stock. The Series I preferred stock vests on January 1, 2018.

(4)	Includes 622,800 shares of our common stock and 36,000 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 24, 2016. Mr. Krawitz lacks dispositive power over 100,000 shares, which are restricted until January 1, 2018. Mr. Krawitz owns 151 shares of Series I preferred stock, which may convert to 5,985,151 shares of common stock. The Series I preferred stock vests on January 1, 2018.

(5)	Includes 631,076 shares of our common stock and 36,000 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 24, 2016. Mr. Siegel lacks dispositive power over 120,000 shares, which are restricted until January 1, 2018. Mr. Siegel owns 114 shares of Series I preferred stock, which may convert to 4,802,108 shares of common stock. The Series I preferred stock vests on January 1, 2018.

(6)	Includes shares of our common stock beneficially owned by current executive officers and directors and shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 6, 2016, in each case as set forth in the footnotes to this table.

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INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our common stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to c/o PositiveID Corporation, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address or calling Allison Tomek at (561) 805-8044.

By Order of the Board of Directors

[ ], 2016
William J. Caragol Chairman of the Board of Directors Chief Executive Officer

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Annex A

FORM OF EIGHTH CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,

AS PREVIOUSLY AMENDED,

OF

POSITIVEID CORPORATION

PositiveID Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law, through its duly authorized officer and by authority of its Board of Directors, does hereby certify that:

1. The name of the corporation (hereinafter called the “Corporation”) is PositiveID Corporation, formerly known as VeriChip Corporation. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 29, 2001.

2. The Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (the “Certificate of Amendment”) to the Second Amended and Restated Certificate of Incorporation, as previously amended (the “Certificate of Incorporation”), declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation be amended by changing Section 4.1 of Article “IV” so that, as amended, Section 4.1 shall be and read as follows:

“Section 4.1 Authorized Capital Stock

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 3,900,000,000 shares, consisting of 3,895,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

No holder of stock of any class or series of the Corporation, whether now or hereafter authorized or issued, shall be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, or of any securities convertible into stock of any class or series, or to which are attached or with which are issued warrants or rights to purchase any such stock, whether now or hereafter authorized, issued or sold, whether issued for moneys, property or services, or by way of dividend or otherwise, or any right or subscription to any thereof, other than such, if any, as the Board of Directors in its discretion may from time to time fix, pursuant to authority hereby conferred upon it; and any shares of stock or convertible obligations with warrants or rights to purchase any such stock, which the Board of Directors may determine to offer for subscription, may be sold without being first offered to any of the holders of the stock of the Corporation of any class or classes or series or may, as the Board of Directors may determine, be offered to holders of any class or classes or series of stock exclusively or to the holders of all classes or series of stock, and if offered to more than one class or series of stock, in such proportions as between such classes or series of stock as the Board of Directors, in its discretion, may determine.

Effective at 12:01 a.m. on [          ], 2016 (the “Effective Time”), every [     ] shares of Common Stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. No stockholder of the Corporation shall transfer any fractional shares of Common Stock. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock. A holder of Old Common Stock who otherwise would be entitled to receive fractional shares of New Common Stock because they hold a number of shares of Old Common Stock not evenly divisible by the Reverse Stock Split ratio will be entitled to receive a cash payment equal to the product obtained by multiplying (a) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest, by (b) the volume weighted average price of the Old Common Stock as reported on The Over the Counter Bulletin Board, or other principal market of the Old Common Stock, as applicable, on the date of the Effective Time of the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”), shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been combined.”

3. The Certificate of Amendment has been duly adopted by the corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

NOW, THEREFORE, the Corporation has caused this Certificate of Amendment to be signed this ____ day of ____, 2016.

POSITIVEID CORPORATION

By:
Name:
Title:

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